EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Third Quarter Fiscal 2015 Results

•	Net Sales $850 Million, Up 6%

•	Operating Profit $130 Million, Up 18%; Adjusted Operating Profit $131 Million, Up 16%

•	Diluted EPS $1.51, Up 22%; Adjusted Diluted EPS $1.52, Up 20%

•	Company Reaffirms Fiscal 2015 Adjusted Diluted EPS Growth Outlook of 13% - 15%

ATLANTA, October 29, 2015 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States and Canada of apparel exclusively for babies and young children, today reported its third quarter fiscal 2015 results.

“We continued to outperform the market, with good growth in sales and earnings in the third quarter,” said Michael D. Casey, Chairman and Chief Executive Officer. “The strength of our brands, broad market distribution, and expense discipline enabled us to achieve our profit objectives and mitigate the effects of foreign currency fluctuations. Given the progress with our growth initiatives this year and current business trends, we are reaffirming our profit objectives for fiscal 2015.”

Consolidated Results
Third Quarter of Fiscal 2015 compared to Third Quarter of Fiscal 2014
Net sales increased $50.9 million, or 6.4%, to $849.8 million, principally driven by growth in the Company's Carter’s wholesale and U.S. Carter’s and OshKosh direct-to-consumer (“DTC”) businesses. Changes in foreign currency exchange rates in the third quarter of fiscal 2015 as compared to the third quarter of fiscal 2014 negatively impacted consolidated net sales in the third quarter of fiscal 2015 by $12.7 million, or 1.6%. On a constant currency basis, consolidated net sales increased 8.0% in the third quarter of fiscal 2015.

Operating income in the third quarter of fiscal 2015 increased $19.8 million, or 17.9%, to $130.2 million, compared to $110.5 million in the third quarter of fiscal 2014. Operating margin in the third quarter of fiscal 2015 increased 150 basis points to 15.3%, compared to 13.8% in the third quarter of fiscal 2014. Adjusted operating income (a non-GAAP measure) in the third quarter of fiscal 2015 increased $17.7 million, or 15.6%, to $131.2 million, compared to $113.4 million in the third quarter of fiscal 2014. Adjusted operating margin (a non-GAAP measure) in the third quarter of fiscal 2015 increased 120 basis points to 15.4%, compared to 14.2% in the third quarter of fiscal 2014, principally driven by improved gross margin and expense leverage.

Net income in the third quarter of fiscal 2015 increased $13.4 million, or 20.4%, to $79.3 million, or $1.51 per diluted share, compared to $65.9 million, or $1.23 per diluted share, in the third quarter of fiscal 2014.  Adjusted net income (a non-GAAP measure) in the third quarter of fiscal 2015 increased $12.0 million, or 17.7%, to $79.9 million, compared to $67.9 million in the third quarter of fiscal 2014. Adjusted earnings per diluted share (a non-GAAP measure) in the third quarter of fiscal 2015 increased 19.5% to $1.52, compared to $1.27 in the third quarter of fiscal 2014.

First Three Quarters of Fiscal 2015 compared to First Three Quarters of Fiscal 2014
Net sales increased $122.7 million, or 6.1%, to $2.1 billion, principally driven by growth in the Company’s U.S. Carter’s and OshKosh DTC and Carter’s wholesale businesses. Changes in foreign currency exchange rates in the first three quarters of fiscal 2015 as compared to the first three quarters of fiscal 2014 negatively impacted consolidated net sales in the first three quarters of fiscal 2015 by $23.9 million, or 1.2%. On a constant currency basis, consolidated net sales increased 7.2% in the first three quarters of fiscal 2015.

Operating income in the first three quarters of fiscal 2015 increased $57.3 million, or 26.1%, to $276.7 million, compared to $219.3 million in the first three quarters of fiscal 2014. Operating margin in the first three quarters of fiscal 2015 increased 210 basis points to 12.9%, compared to 10.8% in the first three quarters of fiscal 2014. Adjusted operating income in the first three quarters of fiscal 2015 increased $41.5 million, or 17.1%, to $283.9 million, compared to $242.4 million in the first three quarters of fiscal 2014. Adjusted operating margin in the first three quarters of fiscal 2015 increased 120 basis points to 13.2%, compared to 12.0% in the first three quarters of fiscal 2014, reflecting improved gross margin and expense leverage.

Net income in the first three quarters of fiscal 2015 increased $39.1 million, or 31.0%, to $165.2 million, or $3.12 per diluted share, compared to $126.1 million, or $2.34 per diluted share, in the first three quarters of fiscal 2014.  Adjusted net income in the first three quarters of fiscal 2015 increased $29.5 million, or 21.0%, to $170.4 million, compared to $140.9 million in the first three quarters of fiscal 2014. Adjusted earnings per diluted share in the first three quarters of fiscal 2015 increased 23.3% to $3.22, compared to $2.61 in the first three quarters of fiscal 2014.

Cash flow from operations in the first three quarters of fiscal 2015 was $146.0 million compared to $24.9 million in the first three quarters of fiscal 2014. The increase reflects higher earnings and favorable movements in net working capital.

See the “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding non-GAAP measures.

Note on Net Sales vs. Comparable Sales (52 vs. 53 Week Calendars)
The Company's fiscal 2015 results will include 52 weeks compared to 53 weeks in fiscal 2014 (a 13 week fourth quarter in 2015 versus a 14 week fourth quarter in 2014). This change in weeks will impact the comparability of results for the fourth quarter and fiscal year 2015 compared to fiscal 2014. In the following segment discussions the net sales amounts and related comparisons are based on the Company's reported fiscal 2015 and 2014 calendars. However, DTC, retail store, and eCommerce comparable sales are based on adjusted 2014 periods that have been aligned to the corresponding 13 and 39 week periods in fiscal 2015.

Carter’s Retail Segment Results
Third Quarter of Fiscal 2015 compared to Third Quarter of Fiscal 2014
Carter’s retail segment sales increased $13.5 million, or 4.8%, to $294.9 million. Carter’s DTC comparable sales decreased 3.2%, comprised of a retail stores comparable sales decline of 5.6%, partially offset by eCommerce comparable sales growth of 6.2%. During the third quarter of fiscal 2015, the Company believes, based on analysis of credit card transactions and other data, that Carter’s DTC comparable sales were negatively impacted by lower demand from international tourists shopping in its U.S. stores and websites, driven by the strength of the U.S. dollar.

In the third quarter of fiscal 2015, the Company opened 15 Carter’s retail stores in the United States.  The Company operated 577 Carter’s retail stores in the United States as of October 3, 2015.

First Three Quarters of Fiscal 2015 compared to First Three Quarters of Fiscal 2014
Carter’s retail segment sales increased $54.2 million, or 7.3%, to $799.6 million. Carter’s DTC comparable sales decreased 0.7%, comprised of a retail stores comparable sales decline of 3.7%, partially offset by eCommerce comparable sales growth of 12.0%. During the first three quarters of fiscal 2015, the Company believes that Carter’s DTC comparable sales were negatively impacted by lower demand from international tourists shopping in its U.S. stores and websites, driven by the strength of the U.S. dollar.

In the first three quarters of fiscal 2015, the Company opened 48 Carter’s retail stores in the United States and closed two stores.

Carter’s Wholesale Segment Results
Third Quarter of Fiscal 2015 compared to Third Quarter of Fiscal 2014
Carter’s wholesale segment sales increased $33.8 million, or 10.9%, to $343.6 million, reflecting increased product demand, in part due to timing, and a new playwear initiative.

First Three Quarters of Fiscal 2015 compared to First Three Quarters of Fiscal 2014
Carter’s wholesale segment sales increased $43.1 million, or 5.5%, to $824.6 million, reflecting increased product demand, in part due to timing, and a new playwear initiative.

OshKosh Retail Segment Results
Third Quarter of Fiscal 2015 compared to Third Quarter of Fiscal 2014
OshKosh retail segment sales increased $6.9 million, or 7.5%, to $98.3 million. OshKosh DTC comparable sales decreased 2.0%, comprised of a retail stores comparable sales decline of 5.4%, partially offset by eCommerce comparable sales growth of 14.1%. During the third quarter of fiscal 2015, the Company believes that OshKosh DTC comparable sales were negatively impacted by lower demand from international tourists shopping in its U.S. stores and websites, driven by the strength of the U.S. dollar.

In the third quarter of fiscal 2015, the Company opened 12 OshKosh retail stores in the United States and closed one store. The Company operated 232 OshKosh retail stores in the United States as of October 3, 2015.

First Three Quarters of Fiscal 2015 compared to First Three Quarters of Fiscal 2014
OshKosh retail segment sales increased $22.3 million, or 10.0%, to $244.8 million. OshKosh DTC comparable sales increased 1.7%, comprised of eCommerce comparable sales growth of 21.9%, partially offset by a retail stores comparable sales decline of 2.6%. During the first three quarters of fiscal 2015, the Company believes that OshKosh DTC comparable sales were negatively impacted by lower demand from international tourists shopping in its U.S. stores and websites, driven by the strength of the U.S. dollar.

In the first three quarters of fiscal 2015, the Company opened 36 OshKosh retail stores in the United States and closed four stores.

OshKosh Wholesale Segment Results
Third Quarter of Fiscal 2015 compared to Third Quarter of Fiscal 2014
OshKosh wholesale segment sales decreased $6.3 million, or 25.1%, to $18.8 million, reflecting lower seasonal bookings and a decline in sales to the off-price channel.

First Three Quarters of Fiscal 2015 compared to First Three Quarters of Fiscal 2014
OshKosh wholesale segment sales decreased $3.2 million, or 6.1%, to $49.2 million, reflecting a decline in sales to the off-price channel and lower seasonal bookings.

International Segment Results
Third Quarter of Fiscal 2015 compared to Third Quarter of Fiscal 2014
International segment sales increased $3.1 million, or 3.4%, to $94.2 million, driven by growth in the Company’s DTC business in Canada and new eCommerce sales in China. This growth was partially offset by unfavorable foreign currency exchange rates and the impact of the Target Canada bankruptcy in early 2015.

Changes in foreign currency exchange rates in the third quarter of fiscal 2015 as compared to the third quarter of fiscal 2014 negatively impacted international segment net sales in the third quarter of fiscal 2015 by $12.7 million, or 14.0%. On a constant currency basis, international segment net sales increased 17.3%.

Canadian comparable retail stores sales increased 4.8%. In the third quarter of fiscal 2015, the Company opened 7 retail stores in Canada. The Company operated 140 retail stores in Canada as of October 3, 2015.

First Three Quarters of Fiscal 2015 compared to First Three Quarters of Fiscal 2014
International segment sales increased $6.3 million, or 2.8%, to $229.2 million. This increase reflects growth in the Company’s DTC business in Canada, increased wholesale demand in other international markets, and new eCommerce sales in China. This growth was partially offset by unfavorable foreign currency exchange rates, the impact of the Target Canada bankruptcy in early 2015, and the Company’s exit of retail operations in Japan in fiscal 2014. The Company’s former retail operations in Japan contributed $4.4 million to segment sales in the first three quarters of fiscal 2014.

Changes in foreign currency exchange rates in the first three quarters of fiscal 2015 as compared to the first three quarters of fiscal 2014 negatively impacted international segment net sales in the first three quarters of fiscal 2015 by $23.9 million, or 10.7%. On a constant currency basis, international segment net sales increased 13.5%.

Canadian comparable retail stores sales increased 3.9% in the first three quarters of fiscal 2015. In the first three quarters of fiscal 2015, the Company opened 16 retail stores in Canada.

Return of Capital
During the third quarter of fiscal 2015, the Company paid a cash dividend of $0.22 per share totaling $11.5 million. The Company paid cash dividends totaling $34.6 million in the first three quarters of fiscal 2015. Future declarations of quarterly dividends and the establishment of related record and payment dates will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.

During the third quarter of fiscal 2015, the Company repurchased and retired 290,800 shares of its common stock for $29.4 million at an average price of $101.26 per share. In the first three quarters of fiscal 2015, the Company repurchased and retired 795,025 shares for $78.3 million at an average price of $98.54 per share. Year-to-date through October 28, 2015, the Company repurchased and retired a total of 908,188 shares for $88.5 million at an average price of $97.49 per share. All shares were repurchased in open market transactions pursuant to applicable regulations for such transactions. As of October 28, 2015, the total remaining capacity under the Company’s previously-announced repurchase authorizations was $97 million.

In the first three quarters of fiscal 2015, the Company returned a total of $113.0 million to shareholders through dividends and share repurchases.

2015 Business Outlook
As noted above, the Company’s fiscal 2015 results will include 52 weeks, compared to 53 weeks in fiscal 2014. The Company’s fourth quarter fiscal 2015 results will include 13 weeks, compared to 14 weeks in the fourth quarter of fiscal 2014. The Company estimates that the additional week in fiscal 2014 contributed approximately $44.1 million in consolidated net sales and approximately $0.05 in adjusted diluted earnings per share.

For the fourth quarter of fiscal 2015, the Company projects net sales to decline approximately 2% compared to the fourth quarter of fiscal 2014 and adjusted diluted earnings per share in the range of $1.22 to $1.30 compared to adjusted diluted earnings per share of $1.32 in the fourth quarter of fiscal 2014. The adjusted diluted earnings per share forecast excludes anticipated expenses of approximately $1 million related to the amortization of acquired tradenames and other items the Company believes to be non-representative of underlying business performance.

For fiscal 2015, the Company projects net sales to increase approximately 4% over fiscal 2014 and adjusted diluted earnings per share to increase approximately 13% to 15% compared to adjusted diluted earnings per share of $3.93 in fiscal 2014. This forecast for fiscal 2015 adjusted diluted earnings per share excludes anticipated expenses of approximately $6 million related to the amortization of acquired tradenames, approximately $2 million related to the revaluation of the Bonnie Togs contingent consideration, and other items the Company believes to be non-representative of underlying business performance.

Conference Call
The Company will hold a conference call with investors to discuss third quarter fiscal 2015 results and its business outlook on October 29, 2015 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 913-312-6677. To listen via the internet, please visit www.carters.com and select links for “Investor Relations” followed by “Third Quarter 2015 Earnings Conference Call”. Presentation materials for the call can be accessed under the same “Investor Relations” section by selecting links for “News &

Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through November 6, 2015, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 585850. The replay will also be archived on the Company’s website under the “Investor Relations” tab.

About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in the United States and Canada of apparel and related products exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through more than 900 Company-operated stores in the United States and Canada and on-line at www.carters.com, www.oshkoshbgosh.com, and www.cartersoshkosh.ca. The Company’s Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to our future performance, including, without limitation, statements with respect to our anticipated financial results for the fourth quarter of fiscal 2015 and fiscal year 2015, or any other future period, assessment of our performance and financial position, and drivers of our sales and earnings growth. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in our most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors” and “Forward-Looking Statements.” Included among the risks and uncertainties that may impact future results are the risks of: losing one or more major customers, vendors, or licensees, due to competition, inadequate quality of our products, or otherwise; financial difficulties for one or more of our major customers, vendors, or licensees, or an overall decrease in consumer spending; our products not being accepted in the marketplace, due to quality concerns, changes in consumer preference and fashion trends, or otherwise; negative publicity, including as a result of product recalls or otherwise; failing to protect our intellectual property; a breach of our consumer databases, systems or processes; the risk of slow-downs, disruptions or strikes along our supply chain, including disruptions resulting from foreign supply sources, our distribution centers or in-sourcing capabilities; and unsuccessful expansion into international markets or failure to successfully manage legal, regulatory, political and economic risks of our existing international operations, including maintaining compliance with worldwide anti-bribery laws. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Fiscal quarter ended		Three fiscal quarters ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net sales	$849,806	$798,936	$2,147,335	$2,024,645
Cost of goods sold	502,267	477,730	1,252,849	1,196,237
Gross profit	347,539	321,206	894,486	828,408
Selling, general, and administrative expenses	230,017	221,939	650,496	638,349
Royalty income	(12,699)	(11,190)	(32,688)	(29,276)
Operating income	130,221	110,457	276,678	219,335
Interest expense	6,907	6,843	20,534	20,623
Interest income	(91)	(45)	(385)	(317)
Other (income) expense, net	(622)	1,311	(560)	1,718
Income before income taxes	124,027	102,348	257,089	197,311
Provision for income taxes	44,701	36,462	91,866	71,232
Net income	$79,326	$65,886	$165,223	$126,079

Basic net income per common share	$1.52	$1.24	$3.15	$2.36
Diluted net income per common share	$1.51	$1.23	$3.12	$2.34
Dividend declared and paid per common share	$0.22	$0.19	$0.66	$0.57

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal quarter ended				Three fiscal quarters ended
	October 3, 2015	% of Total Net Sales	September 27, 2014	% of Total Net Sales	October 3, 2015	% of Total Net Sales	September 27, 2014	% of Total Net Sales
Net sales:
Carter’s Wholesale	$343,555	40.4%	$309,772	38.8%	$824,600	38.4%	$781,460	38.6%
Carter’s Retail (a)	294,928	34.7%	281,455	35.2%	799,635	37.2%	745,473	36.8%
Total Carter’s	638,483	75.1%	591,227	74.0%	1,624,235	75.6%	1,526,933	75.4%
OshKosh Retail (a)	98,292	11.6%	91,427	11.4%	244,787	11.4%	222,500	11.0%
OshKosh Wholesale	18,794	2.2%	25,107	3.1%	49,151	2.3%	52,342	2.6%
Total OshKosh	117,086	13.8%	116,534	14.5%	293,938	13.7%	274,842	13.6%
International (b)	94,237	11.1%	91,175	11.5%	229,162	10.7%	222,870	11.0%
Total net sales	$849,806	100.0%	$798,936	100.0%	$2,147,335	100.0%	$2,024,645	100.0%

Operating income:		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
Carter’s Wholesale	$74,347	21.6%	$55,762	18.0%	$172,485	20.9%	$133,489	17.1%
Carter’s Retail (a)	51,733	17.5%	54,501	19.4%	134,557	16.8%	137,659	18.5%
Total Carter’s	126,080	19.7%	110,263	18.6%	307,042	18.9%	271,148	17.8%
OshKosh Retail (a)	6,171	6.3%	5,300	5.8%	3,396	1.4%	(883)	(0.4)%
OshKosh Wholesale	4,487	23.9%	2,240	8.9%	9,715	19.8%	5,125	9.8%
Total OshKosh	10,658	9.1%	7,540	6.5%	13,111	4.5%	4,242	1.5%
International (b) (c)	18,220	19.3%	15,896	17.4%	30,967	13.5%	27,039	12.1%
Corporate expenses (d) (e)	(24,737)		(23,242)		(74,442)		(83,094)
Total operating income	$130,221	15.3%	$110,457	13.8%	$276,678	12.9%	$219,335	10.8%

(a)	Includes eCommerce results.

(b)	Net sales includes international retail, eCommerce, and wholesale sales. Operating income includes international licensing income.

(c)
Includes charges associated with the revaluation of the Company’s contingent consideration related to the Company’s 2011 acquisition of Bonnie Togs of approximately $1.9 million for the three-fiscal-quarter period ended October 3, 2015, and $0.4 million and $0.9 million for the fiscal quarter and the three-fiscal-quarter period ended September 27, 2014, respectively. Also includes expenses of approximately $0.5 million for the three quarters of fiscal 2014, related to the Company's exit from Japan retail operations.

(d)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, legal, consulting and audit fees.

(e)	Includes the following charges:

	Fiscal quarter ended		Three fiscal quarters ended
(dollars in millions)	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Closure of distribution facility in Hogansville, GA (1)	$—	$0.2	$—	$0.9
Office consolidation costs	$—	$—	$—	$6.6
Amortization of tradenames	$1.0	$2.3	$5.4	$14.2

(1)    Continuing operating costs associated with the closure of the Company’s distribution facility in Hogansville, Georgia. This facility was sold in December 2014.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	October 3, 2015	January 3, 2015	September 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$288,260	$340,638	$133,646
Accounts receivable, net	246,565	184,563	232,478
Finished goods inventories	511,520	444,844	519,416
Prepaid expenses and other current assets	37,260	34,788	31,258
Deferred income taxes	34,895	36,625	38,569
Total current assets	1,118,500	1,041,458	955,367
Property, plant, and equipment, net of accumulated depreciation of $276,230, $245,011, and $245,778	361,305	333,097	332,875
Tradenames and other intangibles, net	311,842	317,297	316,046
Goodwill	176,633	181,975	184,196
Deferred debt issuance costs, net	7,235	6,677	7,043
Other assets	12,525	12,592	11,214
Total assets	$1,988,040	$1,893,096	$1,806,741

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$173,594	$150,243	$117,329
Other current liabilities	105,199	97,728	100,473

Total current liabilities	278,793	247,971	217,802

Long-term debt	585,278	586,000	586,000
Deferred income taxes	119,499	121,536	113,173
Other long-term liabilities	161,527	150,905	138,185
Total liabilities	1,145,097	1,106,412	1,055,160

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at October 3, 2015, January 3, 2015, and September 27, 2014	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 52,076,784, 52,712,193, and 52,977,519 shares issued and outstanding at October 3, 2015, January 3, 2015 and September 27, 2014, respectively	521	527	530
Additional paid-in capital	—	—	—
Accumulated other comprehensive loss	(33,480)	(23,037)	(13,627)
Retained earnings	875,902	809,194	764,678
Total stockholders' equity	842,943	786,684	751,581
Total liabilities and stockholders' equity	$1,988,040	$1,893,096	$1,806,741

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	Three fiscal quarters ended
	October 3, 2015	September 27, 2014
Cash flows from operating activities:
Net income	$165,223	$126,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,187	42,831
Amortization of tradenames	5,422	14,157
Accretion of contingent consideration	809	900
Amortization of debt issuance costs	1,246	1,144
Non-cash stock-based compensation expense	13,304	13,883
Unrealized foreign currency exchange loss, net	221	—
Income tax benefit from stock-based compensation	(7,963)	(4,356)
Loss on disposal of property, plant, and equipment	80	541
Deferred income taxes	(1,801)	(8,963)
Effect of changes in operating assets and liabilities:
Accounts receivable	(61,108)	(39,133)
Finished goods inventories	(73,724)	(104,143)
Prepaid expenses and other assets	(3,144)	2,373
Accounts payable and other liabilities	63,282	(20,386)
Net cash provided by operating activities	146,034	24,927

Cash flows from investing activities:
Capital expenditures	(76,987)	(83,634)
Proceeds from sale of property, plant, and equipment	66	143
Net cash used in investing activities	(76,921)	(83,491)

Cash flows from financing activities:
Payments of debt issuance costs	(1,495)	(145)
Borrowings under secured revolving credit facility	205,586	—
Payments on secured revolving credit facility	(205,237)	—
Repurchase of common stock	(78,339)	(62,769)
Payment of contingent consideration	(7,572)	(8,901)
Dividends paid	(34,617)	(30,453)
Income tax benefit from stock-based compensation	7,963	4,356
Withholdings from vesting of restricted stock	(12,575)	(4,472)
Proceeds from exercise of stock options	5,743	7,771
Net cash used in financing activities	(120,543)	(94,613)

Effect of exchange rate changes on cash	(948)	277
Net decrease in cash and cash equivalents	(52,378)	(152,900)
Cash and cash equivalents, beginning of period	340,638	286,546
Cash and cash equivalents, end of period	$288,260	$133,646

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended October 3, 2015
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$347.5	40.9%	$230.0	27.1%	$130.2	15.3%	$79.3	$1.51
Amortization of tradenames (a)	—		(1.0)		1.0		0.6	0.01
As adjusted (b)	$347.5	40.9%	$229.0	27.0%	$131.2	15.4%	$79.9	$1.52

	Three Fiscal Quarters Ended October 3, 2015
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$894.5	41.7%	$650.5	30.3%	$276.7	12.9%	$165.2	$3.12
Amortization of tradenames (a)	—		(5.3)		5.3		3.3	0.06
Revaluation of contingent consideration (c)	—		(1.9)		1.9		1.9	0.04
As adjusted (b)	$894.5	41.7%	$643.3	30.0%	$283.9	13.2%	$170.4	$3.22

	Fiscal Quarter Ended September 27, 2014
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$321.2	40.2%	$221.9	27.8%	$110.5	13.8%	$65.9	$1.23
Amortization of tradenames (a)	—		(2.3)		2.3		1.5	0.03
Revaluation of contingent consideration (c)	—		(0.4)		0.4		0.4	0.01
Closure of distribution facility (Hogansville, GA)	—		(0.2)		0.2		0.1	—
As adjusted (b)	$321.2	40.2%	$219.0	27.4%	$113.4	14.2%	$67.9	$1.27

	Three Fiscal Quarters Ended September 27, 2014
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$828.4	40.9%	$638.3	31.5%	$219.3	10.8%	$126.1	$2.34
Amortization of tradenames (a)	—		(14.2)		14.2		8.9	0.16
Office consolidation costs (d)	—		(6.6)		6.6		4.2	0.08
Revaluation of contingent consideration (c)	—		(0.9)		0.9		0.9	0.02
Closure of distribution facility (Hogansville, GA)	—		(0.9)		0.9		0.6	0.01
Japan retail operations exit	(1.0)		(1.5)		0.5		0.3	0.01
As adjusted (b)	$827.4	40.9%	$614.3	30.3%	$242.4	12.0%	$140.9	$2.61

(a)	Amortization of H.W. Carter and Sons tradenames acquired in 2013.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(c)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

(d)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal quarter ended January 3, 2015 (14 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$356.0	$251.9	$114.0	$68.6	$1.29
Amortization of tradenames (a)	—	(2.3)	2.3	1.5	0.03
Japan retail operations exit	—	(0.1)	0.1	—	—
Revaluation of contingent consideration (b)	—	(0.4)	0.4	0.4	0.01
Closure of distribution facility (Hogansville, GA)	—	(0.1)	0.1	—	—
As adjusted (c)	$356.0	$249.0	$116.9	$70.6	$1.32

	Fiscal year ended January 3, 2015 (53 weeks)
	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS
As reported (GAAP)	$1,184.4	$890.3	$333.3	$194.7	$3.62
Amortization of tradenames (a)	—	(16.4)	16.4	10.4	0.19
Office consolidation costs (d)	—	(6.6)	6.6	4.2	0.08
Revaluation of contingent consideration (b)	—	(1.3)	1.3	1.3	0.03
Closure of distribution facility (Hogansville, GA)	—	(0.9)	0.9	0.6	0.01
Japan retail operations exit	(1.0)	(1.5)	0.5	0.3	0.01
As adjusted (c)	$1,183.4	$863.3	$359.3	$211.5	$3.93

(a)	Amortization of H.W. Carter and Sons tradenames acquired in 2013.

(b)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

(c)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(d)	Costs associated with office consolidation including severance, relocation, accelerated depreciation, and other charges.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal quarter ended		Three fiscal quarters ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	51,740,523	52,356,122	51,960,041	52,788,217
Dilutive effect of equity awards	507,815	470,842	512,861	476,893
Diluted number of common and common equivalent shares outstanding	52,248,338	52,826,964	52,472,902	53,265,110
As reported on a GAAP Basis:
Basic net income per common share:
Net income	$79,326	$65,886	$165,223	$126,079
Income allocated to participating securities	(675)	(887)	(1,557)	(1,706)
Net income available to common shareholders	$78,651	$64,999	$163,666	$124,373
Basic net income per common share	$1.52	$1.24	$3.15	$2.36
Diluted net income per common share:
Net income	$79,326	$65,886	$165,223	$126,079
Income allocated to participating securities	(669)	(880)	(1,545)	(1,695)
Net income available to common shareholders	$78,657	$65,006	$163,678	$124,384
Diluted net income per common share	$1.51	$1.23	$3.12	$2.34
As adjusted (a):
Basic net income per common share:

Net income	$79,925	$67,933	$170,443	$140,919
Income allocated to participating securities	(681)	(914)	(1,607)	(1,910)
Net income available to common shareholders	$79,244	$67,019	$168,836	$139,009
Basic net income per common share	$1.53	$1.28	$3.25	$2.63
Diluted net income per common share:
Net income	$79,925	$67,933	$170,443	$140,919
Income allocated to participating securities	(675)	(907)	(1,595)	(1,897)
Net income available to common shareholders	$79,250	$67,026	$168,848	$139,022
Diluted net income per common share	$1.52	$1.27	$3.22	$2.61

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded 0.6 million and 5.2 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended October 3, 2015, respectively. The Company has excluded 2.0 million and 14.8 million in after-tax expenses from these results for the fiscal quarter and three fiscal quarters ended September 27, 2014, respectively.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(unaudited)

The following table provides a reconciliation of EBITDA and Adjusted EBITDA for the periods indicated to net income, which is the most directly comparable financial measure presented in accordance with GAAP:

	Fiscal quarter ended		Three fiscal quarters ended		Four fiscal quarters ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014	October 3, 2015
(dollars in millions)
Net income	$79.3	$65.9	$165.2	$126.1	$233.8
Interest expense	6.9	6.8	20.5	20.6	27.6
Interest income	(0.1)	—	(0.4)	(0.3)	(0.5)
Income tax expense	44.7	36.5	91.9	71.2	128.9
Depreciation and amortization (a)	14.8	15.4	49.6	57.0	67.5
EBITDA	$145.6	$124.6	$326.8	$274.6	$457.3

Adjustments to EBITDA
Office consolidation costs (b) (c)	$—	$—	$—	$6.5	$—
Revaluation of contingent consideration (d)	—	0.4	1.9	0.9	2.3
Closure of distribution facility (Hogansville, GA) (c)	—	0.2	—	0.9	0.1
Japan retail operations exit (c)	—	—	—	(0.3)	0.1
Adjusted EBITDA	$145.6	$125.3	$328.7	$282.6	$459.8

(a)	Includes amortization of acquired tradenames.

(b)	Costs associated with office consolidation including severance, relocation, and other charges.

(c)	Amounts exclude costs related to accelerated depreciation as such amounts are included in the total of depreciation and amortization above.

(d)	Revaluation of the contingent consideration liability associated with the Company’s acquisition of Bonnie Togs in 2011.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in the footnotes (a) - (e) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.